UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2018

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-34892	27-2377517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 20, 2018, Rhino Energy LLC (“Rhino Energy”), a wholly-owned subsidiary of Rhino Resource Partners LP (the “Partnership”), certain of Rhino Energy’s subsidiaries identified as Borrowers (together with Rhino Energy, the “Borrowers”), the Partnership and certain other Rhino Energy subsidiaries identified as Guarantors (together with the Partnership, the “Guarantors”), entered into a limited waiver and consent (the “Waiver”) to the Financing Agreement (the “Financing Agreement”) originally executed on December 27, 2017 with Cortland Capital Market Services LLC, as Collateral Agent and Administrative Agent, CB Agent Services LLC, as Origination Agent and the parties identified as Lenders therein (the “Lenders”). The Waiver relates to the sales by Rhino Energy of certain real property in Western Colorado, the net proceeds of which are required to be used to reduce the Borrowers’ debt under the Financing Agreement. To date, Rhino Energy has sold 9 individual lots in smaller transactions for a total of approximately $380,000. Rather than transmitting net proceeds with respect to each individual transaction, the Borrowers and Lenders agreed in principle to delay repayment until an aggregate payment could be made at the end of 2018. The Waiver (i) contains a ratification by the Lenders of the sale of the individual lots to date and waives the associated technical defaults under the Financing Agreement for not making immediate payments of net proceeds therefrom, (ii) permits the sale of certain specified additional lots and (iii) subject to Lender consent, permits the sale of other lots on a going forward basis. The net proceeds of future sales will be held by Rhino Energy until a later date to be determined by the Lenders.

The foregoing description is qualified in its entirety by reference to the Waiver, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
10.1	Limited Waiver and Consent to Financing Agreement dated as of December 20, 2018, by and among Rhino Resource Partners LP, as Parent, Rhino Energy LLC and each subsidiary of Rhino Energy listed as a borrower on the signature pages thereto, as Borrowers, Parent and each subsidiary of Parent listed as a guarantor on the signature pages thereto, as Guarantors, the lenders from time to time party thereto, as Lenders, Cortland Capital Market Services LLC, as Collateral Agent and Administrative Agent and CB Agent Services LLC, as Origination Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC
its General Partner

Dated: December 28, 2018	By:	/s/ Whitney C. Kegley
Whitney C. Kegley
Vice President, Secretary and General Counsel